ZIM CORPORATION REPORTS THIRD QUARTER 2008 FINANCIAL RESULTS

Ottawa, Canada – February 14, 2008 - ZIM Corporation (OTCBB: ZIMCF), a provider of software products and services for the database, mobile and IPTV markets, today announced its financial results for its third quarter ended December 31, 2007. All figures presented are calculated in accordance with generally accepted accounting principles (GAAP) in the United States and presented in US dollars.

Revenue for the quarter ended December 31, 2007 was $698,562, an increase from $517,969 for the quarter ended December 31, 2006. A one-time recognition of revenue in the premium SMS segment of $197,948 is included in revenue and resulted from a review of outstanding payables and receivables and subsequent settlement of outstanding amounts. This was partially offset by the previously disclosed decline in revenue from our SMS aggregation services caused by the continuing saturation of the aggregation market which the Company expects to continue.

Net income for the quarter ended December 31, 2007 was $155,758, or a basic and diluted earnings per share of $0.002. The net loss for the quarter ended December 31, 2006 was $507,117, or a basic and diluted loss per share of $0.006.

"Results from this quarter reflect our efforts to improve operations and focus on our higher margin product segments. We’ve made good progress in reducing our operating expenses and continue to look for additional savings as we pursue opportunities related to our Internet TV, Mobile, and Database products and services” said Dr. Michael Cowpland, President and CEO of ZIM.

ZIM had cash of $273,507 as at December 31, 2007 as compared to $441,637 for the period ending December 31, 2006 and $209,741 at September 30, 2007. As at December 31, 2007, ZIM had no amounts due to financial institutions.

About ZIM

ZIM is a provider of software products and services for the database, mobile and IPTV markets. ZIM products and services are used by enterprises in the design, development and management of business, database and IPTV applications. Certain of ZIM’s mobile products are also provided to the consumer market. For more information on ZIM and its customers, partners and products, visit: www.zim.biz.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to the success of ZIM’s mobile services and ZIM’s ability to enter the Internet TV market. All forward-looking statements made in this press release relating to expectations about future events or results are made as of, and are based upon information available to ZIM as of, the date hereof. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those described or implied by any forward-looking statements. Factors that might cause such a difference include, but are not limited to, ZIM’s limited operating history, ZIM’s history of operating losses and expected future operating losses, ZIM’s ability to obtain additional financing when needed, ZIM’s ability to continue as a going concern, ZIM’s reliance on wireless carriers to market and use its applications and services, possible fee increases by third party service providers, the potential loss of services of Dr. Michael Cowpland and other key personnel, rapid developments in technology, including developments by competitors, possible internal controls deficiencies and possible accounting adjustments resulting from our quarter-end accounting and review procedures, ZIM's ability to maintain current reporting under the Securities Exchange Act of 1934, and ZIM’s ability to successfully integrate any acquisition. Please refer to ZIM’s filings with the SEC for additional information regarding risks and uncertainties. Copies of these filings are available through the SEC's website at www.sec.gov. ZIM assumes no obligation to revise or update publicly the forward-looking statements included in this news release, other than as required by law.

For more information contact:

investorrelations@zim.biz

ZIM Corporation